Exhibit 1.1

CRESTWOOD MIDSTREAM PARTNERS LP

COMMON UNITS REPRESENTING LIMITED PARTNER INTERESTS

EQUITY DISTRIBUTION AGREEMENT

July 10, 2014

July 10, 2014

Morgan Stanley & Co. LLC

Citigroup Global Markets Inc.

J.P. Morgan Securities LLC

Merrill Lynch, Pierce, Fenner & Smith

                     Incorporated

RBC Capital Markets, LLC

SunTrust Robinson Humphrey, Inc.

Wells Fargo Securities, LLC

c/o Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

Ladies and Gentlemen:

Crestwood Midstream Partners LP, a Delaware limited partnership (f/k/a Inergy Midstream, L.P.) (the “Partnership”), proposes to issue and sell through Morgan Stanley & Co. LLC, Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, RBC Capital Markets, LLC, SunTrust Robinson Humphrey, Inc. and Wells Fargo Securities, LLC as sales agents (each, a “Manager” and collectively, the “Managers”), on the terms set forth in this equity distribution agreement (this “Agreement”), common units representing limited partner interests in the Partnership (“Common Units”) having an aggregate gross sales price of up to $300,000,000 (the “Units”). The obligations of the Managers under this Agreement shall be several, and not joint.

Crestwood Equity GP LLC, a Delaware limited liability company (“CEQP GP”), owns a non-economic general partner interest in, and is the general partner of, Crestwood Equity Partners LP, a publicly traded Delaware limited partnership (“CEQP”). Crestwood Holdings LP, a Delaware limited partnership (“CEQP Holdings”), owns a 100% membership interest in CEQP GP. Crestwood Holdings LLC, a Delaware limited liability company (“Crestwood Holdings”), is the general partner of CEQP Holdings and owns a 100% general partner interest and a 99% limited partner interest in CEQP Holdings. Crestwood Holdings owns a 100% membership interest in Crestwood Gas Services Holdings LLC, a Delaware limited liability company (“Crestwood Gas Holdings”) which owns a 1% limited partner interest in CEQP Holdings. CEQP owns a 100% membership interest in MGP GP, LLC, a Delaware limited liability company (“Holdings GP”) which owns a non-economic general partner interest in, and is the general partner of, Crestwood Midstream Holdings LP, a Delaware limited partnership (“Holdings”). CEQP owns a 100% limited partner interest in Holdings. Holdings owns a 100% membership interest in Crestwood Midstream GP LLC, a Delaware limited liability company (the “General Partner”) which owns a non-economic general partner interest in, and is the general partner of, the Partnership. The limited liability company agreement of the General Partner, as amended and restated, shall be referred to herein as the “General Partner LLC Agreement.”

As used herein, Finger Lakes LPG Storage, LLC, a Delaware limited liability company (“Finger Lakes”), Crestwood Gas Marketing LLC, a Delaware limited liability company (“Crestwood Gas”), Crestwood Storage Inc., a Delaware corporation (“Storage”), Central New York Oil And Gas Company, L.L.C., a New York limited liability company (“CNYOGC”), Arlington Storage Company, LLC, a Delaware limited liability company (“Arlington Storage”), Crestwood Pipeline East LLC, a Delaware limited liability company (“Crestwood East”), US Salt, LLC, a Delaware limited liability company (“US Salt”), Crestwood Crude Logistics LLC, a Delaware limited liability company (“Crestwood Crude”), Crestwood Dakota Pipelines, LLC, a Delaware limited liability company (“Crestwood Dakota”), Crestwood Crude Terminals LLC, a Delaware limited liability company (“Crestwood Terminals”), Inergy Midstream Operations, LLC, a Delaware limited liability company (“Operations”) each of Finger Lakes, Crestwood Gas, Storage, CNYOGC, Arlington Storage, US Salt, Operations, together with the Partnership and the General Partner, are collectively referred to as the “Legacy NRGM Entities” and the Legacy NRGM Entities, together with Crestwood East, Crestwood Crude, Crestwood Dakota and Crestwood Terminals, are referred to as the “Legacy NRGM Parties”) Crestwood Sabine Pipeline LLC, a Texas limited liability company, Sabine Treating LLC, a Texas limited liability company, Crestwood Ohio Midstream Pipeline LLC, a Delaware limited liability company, Crestwood Pipeline LLC, a Texas limited liability company, Crestwood Panhandle Pipeline LLC, a Texas limited liability company, Crestwood Arkansas Pipeline LLC, a Texas limited liability company, Crestwood Appalachia Pipeline LLC, a Texas limited liability company, Crestwood Marcellus Pipeline LLC, a Delaware limited liability company, Crestwood Marcellus Midstream LLC, a Delaware limited liability company, E. Marcellus Asset Company, LLC, a Delaware limited liability company, Crestwood New Mexico Pipeline LLC, a Texas limited liability company, Crestwood Gas Services Operating LLC, a Delaware limited liability company, Crestwood Gas Services Operating GP LLC, a Delaware limited liability company, Cowtown Gas Processing Partners L.P., a Texas limited partnership, Cowtown Pipeline Partners L.P., a Texas limited partnership, Crestwood Crude Services LLC, a Delaware limited liability company and Crestwood Crude Transportation LLC, a Delaware limited liability company are collectively referred to as the “Partnership Subsidiaries.” The Partnership, the General Partner and the Partnership Subsidiaries are collectively referred to as the “CMLP Entities.” The Partnership and the General Partner are collectively referred to as the “Partnership Parties.” The CMLP Entities and CEQP GP are collectively referred to as the “Partnership Entities.”

The Partnership has filed with the Securities and Exchange Commission (the “Commission”) a registration statement (File No. 333-194778) on Form S-3, relating to the Units, to be issued from time to time by the Partnership. The registration statement as of its most recent effective date, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A or Rule 430B under the Securities Act of 1933, as amended (the “Securities Act”), is hereinafter referred to as the “Registration Statement”, and the related prospectus covering the Units and filed as part of the Registration Statement, together with any amendments or supplements thereto as of the most recent effective date of the Registration Statement, is hereinafter referred to as the “Basic Prospectus”. “Prospectus Supplement” means the final prospectus supplement, relating to the Units, filed by the Partnership with the Commission pursuant to Rule 424(b) under the Securities Act on or before the second business day after the date hereof, in the form furnished by the Partnership to the Managers in connection with the offering of the Units. Except where the context otherwise requires, “Prospectus” means the Basic Prospectus, as supplemented by the Prospectus Supplement and the most recent Interim Prospectus Supplement (as defined in Section 6(e) below), if any. For purposes of this Agreement, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act. “Broadly available road show” means a “bona fide electronic road show” as defined in Rule 433(h)(5) under the Securities Act that has been made available without restriction to any person. As used herein, the terms “Registration Statement”, “Basic Prospectus”, “Prospectus Supplement”, “Interim Prospectus Supplement” and “Prospectus” shall include the documents, if any, incorporated by reference therein as of the date hereof. The terms “supplement”, “amendment” and “amend” as used herein with respect to the Registration Statement, the Basic Prospectus, the Prospectus Supplement, any Interim Prospectus Supplement or the Prospectus shall include all documents subsequently filed by the Partnership with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are deemed to be incorporated by reference therein (the “Incorporated Documents”).

1. Representations and Warranties of the Partnership Parties. Each of the Partnership Parties represents and warrants to and agrees with each Manager that:

(a) Registration Statement. The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect; and no proceedings for such purpose are pending before or to the knowledge of the Partnership Parties, threatened by the Commission.

(b) Prospectus. (i) (A) At the respective times the Registration Statement and each amendment thereto became effective, (B) at each deemed effective date with respect to the Managers pursuant to Rule 430B(f)(2) under the Securities Act (each, a “Deemed Effective Time”), (C) as of each time Units are sold pursuant to this Agreement (each, a “Time of Sale”), (D) at each Settlement Date (as defined below) and (E) at all times during which a prospectus is required by the Securities Act to be delivered (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule) in connection with any sale of Units (the “Delivery Period”), the Registration Statement complied and will comply in all material respects with the requirements of the Securities Act and the rules and regulations under the Securities Act; (ii) the Basic Prospectus complied, or will comply, at the time it was, or will be filed, with the Commission, complies as of the date hereof and, as of each Time of Sale and at all times during the Delivery Period, will comply in all material respects with the rules and regulations under the Securities Act; (iii) each of the Prospectus

Supplement, any Interim Prospectus Supplement and the Prospectus will comply, as of the date that such document is filed with the Commission, as of each Time of Sale, as of each Settlement Date and at all times during the Delivery Period, in all material respects with the rules and regulations under the Securities Act; and (iv) the Incorporated Documents, when they were filed with the Commission, conformed in all material respects to the requirements of the Exchange Act and the rules and regulations of the Commission thereunder, and any further Incorporated Documents so filed and incorporated by reference, when they are filed with the Commission, will conform in all material respects to the requirements of the Exchange Act and the rules and regulations of the Commission thereunder.

(c) No Material Misstatements or Omissions. (i) As of the date hereof, at the respective times the Registration Statement and each amendment thereto became effective and at each Deemed Effective Time, the Registration Statement did not and will not, as then amended or supplemented, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) as of each Time of Sale, the Prospectus (as amended and supplemented at such Time of Sale) will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; (iii) as of its date, the Prospectus did not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and (iv) at any Settlement Date, the Prospectus (as amended and supplemented at such Settlement Date) did not and will not (as amended and supplemented at such Settlement Date) contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statement or omission made in reliance upon and in conformity with information furnished in writing to the Partnership by the Managers expressly for use in the Prospectus. For purposes of this Agreement, the only information so furnished shall be (i) the name of each Manager and (ii) the statement that the Managers will not engage in any transactions that stabilize the price of the Units appearing in the last sentence of the first paragraph under the caption “Plan of Distribution” in the Prospectus Supplement (the “Agent Information”).

(d) Ineligible Issuer. For purposes of each offering of the Units pursuant to transactions under this Agreement that is not a firm commitment underwriting, the Partnership will be an “ineligible issuer” (as defined in Rule 405 of the Securities Act) as of each relevant eligibility determination date for purposes of Rules 164 and 433 under the Securities Act.

(e) Formation, Good Standing and Foreign Qualification of the CMLP Entities. Each of the CMLP Entities has been duly formed and is validly existing and in good standing under the laws of its jurisdiction of formation with all necessary corporate, limited liability company or partnership power and authority, as the case may be, to own or lease its property and to conduct its business in all material respects as described in the Registration Statement and the Prospectus. Each of the CMLP Entities is duly registered or qualified as a foreign entity to transact business in and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such registration or qualification, except to the extent that the failure to be so registered or qualified or be in good standing would not have a material adverse effect on the financial condition, business, properties or results of operations of the CMLP Entities, taken as a whole (a “Material Adverse Effect”).

(f) General Partner. The General Partner has full limited liability company power and authority to serve as general partner of the Partnership in all material respects as disclosed in the Registration Statement and the Prospectus.

(g) Ownership of the General Partner. CEQP indirectly owns of record, a 100% membership interest in the General Partner; such membership interest has been duly authorized and validly issued in accordance with the General Partner LLC Agreement and is fully paid (to the extent required under the General Partner LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-303, 18-607 and 18-804 of the Delaware Limited Liability Company Act (the “Delaware LLC Act”)); and CEQP indirectly owns such membership interest free and clear of all liens, encumbrances, security interests, charges or claims (“Liens”) (except for (A) for restrictions on transferability contained in the General Partner LLC Agreement or as described in the Registration Statement or the Prospectus, (B) Liens created or arising under the Delaware LLC Act) and (C) Liens created, arising under or securing that certain Amended and Restated Credit Agreement dated February 2, 2011, among CEQP, as borrower, JP Morgan Chase Bank, N.A., as administrative agent, and the lenders party thereto, as further amended from time to time (the “CEQP Credit Agreement”).

(h) Ownership of the General Partner Interest in the Partnership. The General Partner is the sole general partner of the Partnership and owns a non-economic general partner interest in the Partnership; such general partner interest has been duly authorized and validly issued in accordance with the First Amended and Restated Agreement of Limited Partnership of the Partnership (the “Partnership Agreement”) and the General Partner owns such general partner interest free and clear of all Liens (except for (A) restrictions on transferability contained in the Partnership Agreement or as described in the Registration Statement or the Prospectus, (B) Liens created or arising under the Delaware Revised Uniform Limited Partnership Act (the “Delaware LP Act”) and (C) Liens created, arising under or securing (i) that certain Credit Agreement, dated October 7, 2013, among the Partnership, as borrower, Wells Fargo Bank, N.A., as administrative agent, and the lenders party thereto, as amended from time to time (the “Credit Agreement”)) or (ii) the CEQP Credit Agreement.

(i) Capitalization. As of the date hereof, the issued and outstanding partnership interests in the Partnership will consist of: 187,954,301 Common Units, including Common Units owned by the public unitholders, 11,952,191 Class A Convertible Preferred Units (the “Class A Preferred Units”), a non-economic general partner interest in the Partnership and the Incentive Distribution Rights held indirectly by CEQP.

(j) Ownership of the Incentive Distribution Rights. CEQP indirectly owns all of the Partnership’s Incentive Distribution Rights (as such term is defined in the Partnership Agreement); the Incentive Distribution Rights and the limited partner interests represented thereby have been duly authorized and validly issued in accordance with the Partnership Agreement and are fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act); and CEQP will indirectly own the Incentive Distribution Rights free and clear of all Liens (except for (A) restrictions on transferability contained in the Partnership Agreement or as described in the Registration Statement or the Prospectus, (B) Liens created or arising under the Delaware LP Act and (C) Liens created, arising under or securing the CEQP Credit Agreement.

(k) Duly Authorized and Validly Issued Capital Stock. All the outstanding Common Units and Class A Preferred Units and the limited partnership interests represented thereby, have been duly authorized and validly issued and are fully paid and nonassessable, and, except as otherwise set forth in the Registration Statement and the Prospectus, all outstanding limited partnership interests of the Partnership are owned free and clear of any security interest, claim, lien or encumbrance (other than liens, encumbrances and restrictions imposed in favor of the lenders under the Credit Agreement governing the Partnership’s revolving credit facility, together with all other documents related to such facility, or permitted thereunder).

(l) Duly Authorized and Validly Issued Units. The Units and the limited partner interests represented thereby have been duly authorized in accordance with the Partnership Agreement and, when issued and delivered to the Managers against payment therefor in accordance with the terms hereof, will be validly issued, fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act).

(m) Ownership of the Partnership Subsidiaries. The Partnership owns, directly or indirectly, 100% of the issued shares of capital stock, membership interests or partnership interests, as applicable, in each of the Partnership Subsidiaries; such shares of capital stock, membership interests or partnership interests have been duly authorized and validly issued in accordance with the certificate of incorporation, bylaws, limited liability company agreement, operating agreement or partnership agreement, as applicable, of such entity (collectively, and with the Partnership Agreement and the GP LLC Agreement, the “Organizational Agreements”) and the certificate of incorporation, bylaws, articles of organization, certificate of formation or certificate of limited partnership, as applicable, of such entity (collectively, with the certificate of limited partnership of the Partnership, as amended, the certificate of formation of the General Partner and the Organizational Agreements, the “Organizational Documents”) and are fully paid (to the extent required under such Organizational Documents) and nonassessable (except (i) in the case of an interest in a Delaware limited partnership, as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act, (ii) in the case of an interest in a Delaware limited liability company, as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act and (iii) in the case of an interest in a limited liability company, limited partnership or general partnership formed under the laws of another domestic state, as such nonassessability may be affected by similar provisions of such state’s limited liability company, limited partnership or general partnership statute, as applicable); and will be owned, directly or indirectly, by the Partnership, free and clear of all Liens (other than (A) those created, arising under or securing obligations under the Credit Agreement and (B) restrictions on transferability contained in the Organizational Documents of such entity or as described in the Registration Statement or the Prospectus).

(n) No Other Subsidiaries. Except as described in the Registration Statement and the Prospectus (and any amendment or supplement thereto), other than the Partnership’s ownership, directly or indirectly, of 100% of the issued shares of capital stock, membership interests or partnership interests, as applicable, in each of the Partnership Subsidiaries, and the Partnership’s ownership interest in Powder River Basin Industrial Complex, LLC, Jackalope Gas Gathering Services, L.L.C., Crestwood Midstream Finance Corp. and Crestwood Niobrara LLC, the Partnership does not own, directly or indirectly, any equity or long-term debt securities of any corporation, partnership, limited liability company, joint venture, association or other entity. Other than its ownership of a non-economic general partner interest in the Partnership, the General Partner does not own, directly or indirectly, any equity or long-term debt securities of any corporation, partnership, limited liability company, joint venture, association or other entity.

(o) Conformity of Units to Descriptions. The Units, when issued and delivered in accordance with the terms of the Partnership Agreement and this Agreement against payment therefor as provided therein and herein, will conform in all material respects to the descriptions thereof contained in each of the Registration Statement and the Prospectus.

(p) No Preemptive Rights, Registration Rights or Options. Except (i) as described in the Registration Statement and the Prospectus and (ii) for restrictions on the transfer, pledge or other encumbrance of ownership or assets arising under federal, state or local laws applicable to storage and transportation assets, there are no preemptive rights or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of any capital stock, partnership interests or membership interests of any of the CMLP Entities except restrictions pursuant to the Organizational Documents of any such CMLP Entity or any other agreement or instrument to which any such CMLP Entity is a party or by which any such CMLP Entity may be bound. Except as described in the Registration Statement and the Prospectus, neither the filing of the Registration Statement nor the offering, issuance and sale of the Units as contemplated by this Agreement gives rise to any rights for or relating to the registration of any Common Units or other securities of the Partnership. Except for options granted pursuant to employee benefit plans, qualified unit option plans, or other employee compensation plans in effect as of the date of this Agreement, there are no outstanding options or warrants to purchase any capital stock, membership interests or partnership interests of any of the CMLP Entities.

(q) Authority. Each of the Partnership Parties has all requisite limited partnership or limited liability company power and authority to execute and deliver this Agreement and to perform its respective obligations hereunder. The Partnership has all requisite limited partnership power and authority to issue, sell and deliver the Units, in accordance with and upon the terms and conditions set forth in this Agreement, the Partnership Agreement, the Registration Statement and the Prospectus. All corporate, partnership or limited liability company action, as the case may be, required to be taken by the Partnership Entities or any of their respective unitholders, stockholders, partners or members for the authorization, issuance, sale and delivery of the Units and the other transactions contemplated by this Agreement has been or shall be validly taken.

(r) Authorization, Execution and Delivery of this Agreement. This Agreement has been duly authorized, executed and delivered by each of the Partnership Parties.

(s) Enforceability of Other Agreements. Each of the Organizational Agreements has been duly authorized by the parties thereto and is a valid and legally binding agreement of such party, enforceable against such party in accordance with its terms; provided that, the enforceability thereof may be limited by applicable bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium and other laws relating to or affecting creditors’ rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law); and provided, further, that the indemnity, contribution and exoneration provisions contained in any of such agreements may be limited by applicable laws and public policy.

(t) No Conflicts. Except as described in the Registration Statement and the Prospectus, none of (i) the offering, issuance and sale by the Partnership of the Units to be sold by it hereunder, (ii) the application of the net proceeds therefrom as described under the caption “Use of Proceeds” in the Registration Statement and the Prospectus, (iii) the execution, delivery and performance of this Agreement by the Partnership Entities that are party hereto, or (iv) the consummation by the Partnership Entities, as applicable, of the transactions contemplated by this Agreement (A) constitutes or will constitute a violation of the Organizational Documents of any of the CMLP Entities, (B) constitutes or will constitute a breach or violation of, or a default (or an event that, with notice or lapse of time or both, would constitute such a default) or Debt Repayment Triggering Event (as defined below) under, any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which any of the CMLP Entities is a party or by which any of them or any of their respective properties may be bound, (C) violates or will violate any statute, law, rule or regulation or any order, judgment, decree or injunction of any court or arbitrator or governmental agency or body directed to any of the CMLP Entities or any of their properties in a proceeding to which any of them or their property is a party or (D) results or will result in the creation or imposition of any Lien upon any property or assets of any of the CMLP Entities (other than Liens created, arising under or securing the CEQP Credit Agreement or the Credit Agreement), which breaches, violations, defaults or Liens, in the case of clauses (B), (C) or (D), would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or materially impair the ability of any of the Partnership Entities to perform their respective obligations under this Agreement. A “Debt Repayment Triggering Event” means any event or condition that gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by any debtor.

(u) No Consents. No permit, consent, approval, authorization, order, registration, filing or qualification of or with any court, governmental agency or body having jurisdiction over any of the Partnership Entities or any of their respective properties is required in connection with (i) the offering, issuance and sale by the Partnership of the Units to be sold by it hereunder, (ii) the application of the net proceeds therefrom as described under the caption “Use of Proceeds” in the Registration Statement and the Prospectus, (iii) the execution, delivery and performance of this Agreement by the Partnership Entities party hereto, or (iv) the consummation by the Partnership Entities, as applicable, of the transactions contemplated by this Agreement, except for (A) such as may be required under the Securities Act and the rules and regulations of the Commission thereunder, the Exchange Act and the rules and regulations of the Commission thereunder, state securities or “Blue Sky” laws and applicable rules and regulations under such laws, or the rules and regulations of the Financial Industry Regulatory Authority (“FINRA”) in connection with the purchase and distribution by the Managers of the Units in the manner contemplated herein and in the Registration Statement and the Prospectus, (B) such that have been, or on or prior to any Settlement Date, will be, obtained or made and (C) such consents that, if not obtained, would not, materially affect the ability of any of the Partnership Entities to perform their respective obligations under this Agreement.

(v) No Default. None of the CMLP Entities is in (i) violation of its Organizational Documents, (ii) violation of any law, statute, ordinance, administrative or governmental rule or regulation applicable to it or of any decree of any court or governmental agency or body having jurisdiction over it, or (iii) breach, default (or an event which, with notice or lapse of time or both, would constitute such a default) or violation in the performance of any obligation, covenant or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any agreement, indenture, lease or other instrument to which it is a party or by which it or any of its properties may be bound, which breach, default or violation in the case of clause (ii) or (iii) would, if continued, individually or in the aggregate, have a Material Adverse Effect or could materially impair the ability of any of the Partnership Entities to perform their respective obligations under this Agreement. To the knowledge of the CMLP Entities, no third party to any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which any of the CMLP Entities is a party or by which any of them is bound or to which any of their respective properties is subject, is in default under any such agreement, which breach, default or violation would, if continued, have a Material Adverse Effect.

(w) Independent Registered Public Accounting Firms. Ernst & Young LLP, which has certified the audited financial statements of the Partnership and the Legacy NRGM Parties included or incorporated by reference in the Registration Statement and the Prospectus (and any amendment or supplement thereto), is an independent registered public accounting firm with respect to the Partnership and the Legacy NRGM Parties, as required by the Securities Act, the applicable rules and regulations of the Commission thereunder and the rules and regulations of the Public Company Accounting Oversight Board (the “PCAOB”). To the knowledge of the Partnership, Deloitte & Touche LLP, which has certified the audited financial statements of Crestwood Midstream Partners LP prior to its merger with and into Inergy Midstream, L.P. (“Legacy CMLP”) included or incorporated by reference in the Registration Statement and the Prospectus (and any amendment or supplement thereto), was an independent registered public accounting firm with respect to Legacy CMLP as required by the Securities Act, the applicable rules and regulations of the Commission thereunder and the rules and regulations of the PCAOB. To the knowledge of the Partnership, Grant Thornton LLP, which has certified certain audited financial statements relating to Arrow Midstream Holdings LLC (“Arrow”), included or incorporated by reference in the Registration Statement and the Prospectus (and any amendment or supplement thereto), is an independent auditor with respect to Arrow.

(x) Financial Statements. As of March 31, 2014, the Partnership would have had, on the consolidated, as adjusted and as further adjusted basis indicated in the Registration Statement and the Prospectus, a capitalization as set forth therein. The financial statements (including the related notes and supporting schedules) included or incorporated by reference in the Registration Statement and the Prospectus (and any amendment or supplement thereto) comply (other than with respect to the financial statements and other financial information of Arrow) as to form in all material respects with the requirements of Regulation S-X under the Securities Act, and present fairly in all material respects the financial position, results of operations and cash flows of the entities purported to be shown thereby on the basis stated therein at the respective dates or for the respective periods to which they apply and have been prepared in accordance with generally accepted accounting principles in the United States (“U.S. GAAP”) consistently applied throughout the periods involved, except to the extent disclosed therein. The summary financial information included or incorporated by reference in the Registration Statement and the Prospectus (and any amendment or supplement thereto) are prepared on a basis consistent with the audited and unaudited historical consolidated financial statements and pro forma financial statements, as applicable, from which they have been derived and fairly present in all material respects the information shown thereby. The pro forma condensed combined consolidated financial statements and other pro forma financial information included or incorporated by reference in the Registration Statement and the Prospectus (and any amendment or supplement thereto) comply as to form in all material respects with the requirements of Regulation S-X under the Securities Act and the assumptions used in the preparation of such pro forma financial statements are, in the opinion of the management of the Partnership Parties, reasonable, and the pro forma adjustments reflected in such pro forma financial statements have been properly applied to the historical amounts in compilation of such pro forma financial statements.

(y) Investment Company. None of the CMLP Entities is now, and after the offering, issuance and sale of the Units to be sold by the Partnership hereunder and the application of the net proceeds thereof as described in the Registration Statement and the Prospectus under the caption “Use of Proceeds,” none of the CMLP Entities will be, an “investment company” or a company “controlled by” an “investment company,” each within the meaning of the Investment Company Act of 1940, as amended.

(z) Distribution Restrictions. No Partnership Subsidiary is currently prohibited, directly or indirectly, from paying any dividends to the Partnership or any other Partnership Subsidiary, from making any other distribution on such subsidiary’s capital stock, from repaying to the Partnership or its affiliates any loans or advances to such subsidiary from the Partnership or its affiliates or from transferring any of such subsidiary’s property or assets to the Partnership or any other Partnership Subsidiary, except (i) as described in or contemplated in the Registration Statement and the Prospectus (exclusive of any amendment or supplement thereto), (ii) such prohibitions mandated by the laws of each such Partnership Subsidiary’s jurisdiction of formation and the Organizational Documents of such Partnership Subsidiary, (iii) such prohibitions arising under the Credit Agreement, (iv) for such approval or other consent from governmental entities relating to restrictions on the transfer, pledge or other encumbrance of ownership of assets arising under federal, state or local laws applicable to storage and transportation assets and (v) where such prohibition would not reasonably be expected to have a Material Adverse Effect.

(aa) Environmental Compliance. Each of the CMLP Entities (i) is in compliance with any and all applicable federal, state and local laws and regulations relating to the protection of human health and safety (to the extent human health and safety relate to exposure to Hazardous Material, as hereinafter defined) and the environment or imposing legally enforceable liability or standards of conduct concerning any Hazardous Material (“Environmental Laws”), (ii) has timely applied for or received all permits, licenses or other approvals required of it under applicable Environmental Laws to conduct its respective businesses as presently conducted, (iii) is in compliance with all terms and conditions of any such received permit, license or other approval, and (iv) to the knowledge of the Partnership Entities, does not have any remedial costs or liabilities arising under Environmental Laws (including, without limitation, any liabilities in connection with the release of any Hazardous Materials into the environment or exposure of any third party to Hazardous Materials), except where such failure to comply with Environmental Laws as described in clause (i) above, such failure to apply for or receive required permits, licenses or other approvals as described in clause (ii) above, such failure to comply with the terms and conditions of such permits, licenses or other approvals as described in clause (iii) above, or such incurrence of remedial costs or liabilities as described in clause (iv) above would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. The term “Hazardous Material” means (A) any “hazardous substance” as defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, (B) any “hazardous waste” as defined in the Resource Conservation and Recovery Act, as amended, (C) any petroleum, hydrocarbon or petroleum product, (D) any polychlorinated biphenyl and (E) any pollutant or contaminant or hazardous or toxic chemical, material, waste or substance regulated under any other Environmental Law.

(bb) No Labor Dispute. No material labor dispute with the employees of any of the CMLP Entities exists, except as described in the Registration Statement and the Prospectus, or, to the knowledge of the Partnership Entities, is imminent.

(cc) Insurance. The CMLP Entities maintain or are entitled to the benefits of insurance from reputable insurers covering their properties, operations, personnel and businesses against such losses and risks as are reasonably adequate to protect them and their businesses in a commercially reasonable manner. None of the CMLP Entities (i) has received notice from any insurer or agent of such insurer that substantial capital improvements or other expenditures will have to be made in order to continue such insurance or (ii) has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect, except as described in the Registration Statement and the Prospectus.

(dd) Litigation. Except as described in the Registration Statement and the Prospectus, there is (i) no action, suit or proceeding before or by any court, arbitrator or governmental agency, body or official, domestic or foreign, now pending or, to the knowledge of the Partnership Entities, threatened, to which any of the CMLP Entities is or may be a party or to which the business or property of any of the CMLP Entities is or may be subject, (ii) no statute, rule, regulation or order that has been enacted, adopted or issued by any governmental agency or proposed by any governmental agency and (iii) no injunction, restraining order or order of any nature issued by a federal or state court or foreign court of competent jurisdiction to which any of the CMLP Entities is or may be subject, that, in the case of clauses (i), (ii) and (iii) above, is reasonably likely to (A) individually or in the aggregate have a Material Adverse Effect, (B) prevent or result in the suspension of the offer, issuance or sale of the Units or (C) in any manner draw into question the validity of this Agreement.

(ee) No Unlawful Contributions or Other Payments. None of the CMLP Entities nor any director or officer of any of the CMLP Entities, nor, to the knowledge of any of the Partnership Entities, any agent, employee or affiliate of any of the CMLP Entities, is aware of or has taken or will take any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (collectively, the “FCPA”), or any other applicable anti-corruption or anti-bribery laws, including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment or giving of money, property, gifts or anything else of value, directly or indirectly, to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA or any other applicable anti-corruption or anti-bribery laws; and each of the CMLP Entities and, to the knowledge of the Partnership Entities, their respective affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to promote and achieve compliance therewith and with the representation and warranty contained herein.

(ff) No Conflict with Money Laundering Laws. The operations of each of the CMLP Entities are and have been conducted at all times in compliance with the applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving any of the CMLP Entities with respect to the Money Laundering Laws is pending or, to the knowledge of any of the Partnership Entities, threatened.

(gg) No Conflict with OFAC Laws. None of the CMLP Entities, nor any director or officer thereof, nor, to the knowledge of any of the Partnership Entities, any employee, agent, affiliate or representative of any of the CMLP Entities, is an individual or entity (“Person”) that is, or is owned or controlled by a Person that is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and each of the CMLP Entities will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person, to (i) fund or facilitate any activities or business of or with any Person that, at the time of such funding or facilitation, is subject to any U.S. sanctions administered by OFAC or (ii) in any other manner that will result in a violation of any U.S. sanctions administered by OFAC by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise).

(hh) No Material Adverse Change. None of the CMLP Entities has sustained since the date of the latest audited financial statements included or incorporated by reference in the Registration Statement and the Prospectus, any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, investigation, order or decree that is reasonably likely to cause a Material Adverse Effect other than what is set forth or contemplated in the Registration Statement and the Prospectus. Except as disclosed in the Registration Statement and the Prospectus, subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus (exclusive of any amendment or supplement thereto), (i) none of the CMLP Entities has incurred any liability or obligation, indirect, direct or contingent, or entered into any transaction not in the ordinary course of business, that, individually or in the aggregate, would cause or result in a Material Adverse Effect and (ii) there has not been any material change in the capitalization, or any material increase in the short-term debt or long-term debt, of the CMLP Entities taken as a whole. There has not occurred any adverse change, or any development involving or which may reasonably be expected to involve, individually or in the aggregate, an adverse change, in the condition, financial or otherwise, general affairs, business, operations, prospects, properties, management, partners’ capital, stockholders’ equity, net worth or results of operations of the CMLP Entities, taken as a whole, in each case except as would not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

(ii) Legal Proceedings or Contracts to be Described or Filed. There are no legal or governmental proceedings pending or, to the knowledge of the Partnership Parties, threatened, against any of the CMLP Entities, or to which any of the CMLP Entities is a party, or to which any of their respective properties is subject, that are required to be described in the Registration Statement and the Prospectus under the Securities Act and which are not described as required by the Securities Act; and there are no agreements, contracts, indentures, leases or other documents or other instruments that are required to be described in the Registration Statement the Prospectus, or to be filed as exhibits to the Registration Statement that are not described or filed as required by the Securities Act. The statements included in the Registration Statement and the Prospectus, insofar as such statements summarize agreements, documents or proceedings discussed therein, are accurate summaries of such agreements, documents or proceedings.

(jj) Title to Properties. Each of the CMLP Entities has good and indefeasible title to all real property (save and except for “rights-of-way” (as hereinafter defined)) and good title to all personal property described in the Registration Statement and the Prospectus as owned by such CMLP Entity, free and clear of all Liens except such (i) as are described in the Registration Statement and the Prospectus, (ii) as are created, arise under or secure the Credit Agreement or (iii) as would not, in the aggregate, reasonably be expected to have a Material Adverse Effect. All real property and buildings held under lease by any of the CMLP Entities are held by such CMLP Entity under valid, subsisting and enforceable leases with such exceptions as would not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

(kk) Rights-of-Way. Each of the CMLP Entities has such consents, easements, rights-of-way or licenses from any person (“rights-of-way”) as are necessary to conduct its business in the manner described in the Registration Statement and the Prospectus, subject to such qualifications as may be set forth in the Registration Statement and the Prospectus and except for such rights-of-way the failure of which to have obtained would not have, individually or in the aggregate, a Material Adverse Effect.

(ll) Permits. Each of the CMLP Entities has such permits, consents, licenses, franchises, certificates and authorizations of governmental or regulatory authorities (“permits”) as are necessary to own its properties and to conduct its business in the manner described in the Registration Statement and the Prospectus, subject to such qualifications as may be set forth in the Registration Statement and the Prospectus and except for such permits which, if not obtained, would not, individually or in the aggregate, have a Material Adverse Effect; each of the CMLP Entities has fulfilled and performed all its material obligations with respect to such permits which are due to have been fulfilled and performed and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any impairment of the rights of the holder of any such permit, except for such revocations, terminations and impairments that would not, individually or in the aggregate, have a Material Adverse Effect, subject in each case to such qualifications as may be set forth in the Registration Statement and the Prospectus; and, except as described in the Registration Statement and the Prospectus, none of such permits contains any restriction that is materially burdensome to the CMLP Entities, taken as a whole.

(mm) Intellectual Property. The CMLP Entities own or possess, or can acquire on reasonable terms, all material patents, patent rights, licenses, inventions, copyrights, know how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names currently employed by them in connection with the businesses now operated by them, and none of the CMLP Entities have received any notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect.

(nn) Books and Records. The Partnership (i) makes and keeps books, records and accounts, which, in reasonable detail, accurately and fairly reflect the transactions and dispositions of assets of the Partnership and (ii) maintains systems of “internal control over financial reporting” (as defined in Rule 13a 15(f) of the Exchange Act) that comply with the requirements of the Exchange Act and have been designed by, or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. GAAP and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; (D) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (E) interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement and the Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto. Except as described in the Registration Statement and the Prospectus, there are no material weaknesses or significant deficiencies in the Partnership’s internal controls.

(oo) Disclosure Controls. The Partnership has established and maintains disclosure controls and procedures (to the extent required by and as defined in Rules 13a-15(e) and 15d-15(e) under the Exchange Act, which are designed to provide reasonable assurance that information required to be disclosed by the Partnership in reports that it files or submits under the Exchange Act is recorded, processed, summarized and communicated to the Partnership’s management, including its principal executive officer and principal financial officer, as appropriate, to allow for timely decisions regarding required disclosure. The Partnership has carried out evaluations of the effectiveness of its disclosure controls and procedures and such disclosure controls and procedures are effective in all material respects to perform the functions for which they were established to the extent required by Rules 13a-15 and 15d-15 of the Exchange Act.

(pp) No Recent Changes to Internal Control Over Financial Reporting. Since the end of the Partnership’s most recent audited fiscal year, there has been (i) no material weakness in the Partnership’s internal control over financial reporting (whether or not remediated) and (ii) no change in the Partnership’s internal control over financial reporting that has materially affected or is reasonably likely to materially affect the Partnership’s internal control over financial reporting.

(qq) XBRL Information. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement and the Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(rr) Sarbanes Oxley Act of 2002. There is and has been no failure on the part of the Partnership and, to the Partnership’s knowledge, the General Partner’s directors or officers, in their capacities as such, to comply with all applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith and the rules and regulations of the Commission and the New York Stock Exchange (the “Exchange”) promulgated thereunder.

(ss) No Distribution of Other Offering Materials. None of the CMLP Entities has distributed or will distribute any offering material in connection with the offering, issuance and sale of the Units other than the Registration Statement, the Prospectus and any free writing prospectuses identified in Schedule I hereto.

(tt) Tax Returns. Each of the CMLP Entities that is required to do so has filed (or has obtained extensions with respect to) all material federal, state, local and foreign income and franchise tax returns required to be filed through the date hereof, which returns are complete and correct in all material respects, and has timely paid all taxes shown to be due, if any, pursuant to such returns, other than those (i) which are being contested in good faith and for which reserves required by U.S. GAAP have been created in the financial statements of the Partnership or (ii) which, if not paid, would not have a Material Adverse Effect. No tax deficiency has been determined adversely to any of the CMLP Entities which has had (nor do any of the Partnership Entities have any notice or knowledge of any tax deficiency of the CMLP Entities which could reasonably be expected to be determined adversely to any of the CMLP Entities and which could reasonably be expected to have) a Material Adverse Effect.

(uu) FINRA Affiliations. To the knowledge of the CMLP Entities, there are no affiliations or associations between any member of FINRA and any of the General Partner’s officers or directors or the Partnership’s 5% or greater security holders.

2. Sale of Securities. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Partnership and each Manager agree that the Partnership may from time to time seek to sell Units through a Manager, acting as sales agent as follows:

(a) The Partnership may submit its orders to the applicable Manager by telephone (including any price, time or size limits or other customary parameters or conditions) to sell Units on any Trading Day (as defined herein) which order shall be promptly confirmed by such Manager (and accepted by the Partnership) by electronic mail using a form substantially similar to that attached hereto as Exhibit A. The Partnership may sell Units through no more than one Manager on any Trading Day. As used herein, “Trading Day” shall mean any trading day on the Exchange, other than a day on which the Exchange is scheduled to close prior to its regular weekday closing time.

(b) Subject to the terms and conditions hereof, the applicable Manager shall use its commercially reasonable efforts to execute any Partnership order submitted to it hereunder to sell Units (pursuant to the parameters and conditions designated by the Partnership pursuant to Section 2(a) above) and with respect to which such Manager has agreed to act as sales agent. The Partnership acknowledges and agrees that (i) there can be no assurance that such Manager will be successful in selling the Units, (ii) such Manager will incur no liability or obligation to the Partnership or any other person or entity if it does not sell Units for any reason other than a failure by such Manager to use its reasonable efforts consistent with its normal trading and sales practices and applicable law and regulations to sell such Units as required under this Agreement and (iii) such Manager shall be under no obligation to purchase Units on a principal basis pursuant to this Agreement.

(c) The Partnership shall not authorize the issuance and sale of, and the applicable Manager shall not sell, any Unit at a price lower than the minimum price therefor designated by the Partnership pursuant to Section 2(a) above. In addition, the Partnership or such Manager may, upon notice to the other party hereto by telephone (confirmed promptly by email or facsimile), suspend or terminate an offering of the Units pursuant to this Agreement; provided, however, that such suspension or termination shall not affect or impair the parties’ respective obligations with respect to the Units sold hereunder prior to the giving of such notice. During any such period of suspension, the Partnership shall not be obligated to deliver (or cause to be delivered) any of the documents referred to in Sections 5(b), (c), (d), (f), (g) or (h), be deemed to affirm any of the representations or warranties contained in this Agreement pursuant to Section 2(e) hereof, or be obligated to conduct any due diligence session as referred to in Section 6(s) until the termination of the suspension and the recommencement of the offering of the Units pursuant to this Agreement (which recommencement shall constitute a Representation Date). For the avoidance of doubt, any period during which the Partnership has not provided instructions with respect to the sale of Units pursuant to Section 2(a) hereof, or any period during which such instruction provided thereunder has been properly revoked by the Partnership, shall not be deemed a suspension of the program under this Agreement.

(d) The applicable Manager shall provide written confirmation (which may be by facsimile or email) to the Partnership following the close of trading on the Exchange each day in which Units are sold under this Agreement setting forth (i) the amount of Units sold on such day, (ii) the gross offering proceeds received from such sale and (iii) the commission payable by the Partnership to such Manager with respect to such sales. Such compensation shall be set forth and invoiced in periodic statements from such Manager to the Partnership, with payment to be made by the Partnership promptly after its receipt thereof.

(e) The Units may be offered and sold (x)(i) by means of ordinary brokers’ transactions that qualify for delivery of a Prospectus in accordance with Rule 153 of the Securities Act and meet the definition of an “at the market offering” under Rule 415(a)(4) of the Securities Act, (ii) to or through a market maker, or (iii) directly on or through an electronic communication network, a “dark pool” or any similar market venue and (y) such other sales of the Units on behalf of the Partnership in its capacity as agent of the Partnership as shall be agreed by the Partnership and such Manager in writing.

(f) At each Time of Sale, Settlement Date and Representation Date (as defined below), the Partnership shall be deemed to have affirmed each representation and warranty contained in this Agreement as if such representation and warranty were made as of such date, but modified to incorporate the disclosures contained in the Registration Statement and the Prospectus, in each case as amended or supplemented as of such date. Any obligation of the applicable Manager to use its commercially reasonable efforts to sell the Units on behalf of the Partnership as sales agent shall be subject to the continuing accuracy of the representations and warranties (as modified in the manner described above) of the Partnership herein, to the performance by the Partnership of its obligations hereunder and to the continuing satisfaction of the additional conditions specified in Section 5 of this Agreement.

(g) If any party has reason to believe that the exemptive provisions set forth in Rule 101(c)(1) of Regulation M under the Exchange Act are not satisfied with respect to the Units, it shall promptly notify the other parties and sales of the Units under this Agreement shall be suspended until that or other exemptive provisions have been satisfied in the judgment of each party.

(h) Notwithstanding any other provision of this Agreement, the Partnership and the Managers agree that no sales of Units shall take place, the Partnership shall not request the sales of any Units that would be sold and the Managers shall not be obligated to sell or offer to sell, during any period in which the Partnership’s insider trading policy, as it exists on the date of this Agreement, would prohibit the purchase or sale of Common Units by persons subject to such policy, or during any other period in which the Partnership is, or could be deemed to be, in possession of material non-public information.

3. Fee. The compensation to a Manager for sales of the Units with respect to which such Manager acts as sales agent hereunder shall be up to 2.0% of the gross offering proceeds of the Units sold pursuant to this Agreement by such Manager.

4. Payment, Delivery and Other Obligations. Settlement for sales of the Units pursuant to this Agreement will occur on the third Trading Day (or such earlier day as is industry practice for regular-way trading) following the date on which such sales are made (each such day, a “Settlement Date”). On each Settlement Date, the Units sold through the applicable Manager for settlement on such date shall be issued and delivered by the Partnership to such Manager against payment of the net proceeds from the sale of such Units. Settlement for all such Units shall be effected by free delivery of the Units by the Partnership or its transfer agent to such Manager’s or its designee’s account (provided that such Manager shall have given the Partnership written notice of such designee prior to the Settlement Date) at The Depository Trust Company or by such other means of delivery as may be mutually agreed upon by the parties hereto, which in all cases shall be freely tradable, transferable, registered shares in good deliverable form, in return for payment in same day funds delivered to the account designated by the Partnership. If the Partnership, or its transfer agent (if applicable), shall default on its obligation to deliver the Units on any Settlement Date, the Partnership shall (i) hold the applicable Manager harmless against any loss, claim, damage, or expense (including reasonable legal fees and expenses), as incurred, arising out of or in connection with such default by the Partnership and (ii) pay such Manager any commission, discount or other compensation to which it would otherwise be entitled absent such default. If a Manager breaches this Agreement by failing to deliver the aggregate gross sales proceeds less any Transaction Fees to the Partnership on any Settlement Date for the Units delivered by the Partnership, such Manager will pay the Partnership interest based on the effective overnight federal funds rate on such unpaid amount less any compensation due to such Manager.

5. Conditions to the Managers’ Obligations. The obligations of the Managers are subject to the following conditions:

(a) Since the later of (A) the date of this Agreement and (B) the immediately preceding Representation Date:

(i) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the securities of the Partnership by any “nationally recognized statistical rating organization”, as such term is defined in Section 3(a)(62) of the Exchange Act; and

(ii) there shall not have occurred any change, or any development involving a prospective change, in the financial condition, business, properties or results of operations of the CMLP Entities, taken as a whole, from that set forth in the Registration Statement and the Prospectus that, in the Managers’ judgment, is material and adverse and that makes it, in the Managers’ judgment, impracticable to market the Units on the terms and in the manner contemplated in the Prospectus.

(b) The Managers shall have received on each date specified in Section 6(n) a certificate, dated such date and signed by an executive officer of the Partnership, to the effect set forth in Section 5(a)(i) above and to the effect that (i) the representations and warranties of the Partnership contained in this Agreement are true and correct as of such date; (ii) the Partnership has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before such date; (iii) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been initiated or, to the knowledge of the Partnership, threatened by the Commission; (iv) the Prospectus Supplement and any Interim Prospectus Supplement have been timely filed with the Commission under the Securities Act, and all requests for additional information on the part of the Commission have been complied with or otherwise satisfied; (v) as of such date and as of each Time of Sale, if any, subsequent to the immediately preceding Representation Date, the Registration Statement and the Prospectus did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that no such certificate shall apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Partnership by the Managers expressly for use in the Registration Statement or the Prospectus, which information consists solely of the Agent Information.

The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

(c) The Managers shall have received on each Representation Date, and on such other dates as may be reasonably requested by the Managers, an opinion of Vinson & Elkins L.L.P., outside counsel for the Partnership, dated such date, to the effect that:

(i) each of the Legacy NRGM Entities has been duly formed and is validly existing and in good standing under the laws of its jurisdiction of formation. Each of Crestwood East, Crestwood Crude, Crestwood Terminals and Crestwood Dakota is validly existing and in good standing under the laws of its jurisdiction of formation. Each of the CMLP Entities has all necessary corporate, limited liability company or partnership power and authority to own or lease its property and to conduct its business in all material respects as described in the Registration Statement and the Prospectus. Each of the CMLP Entities is duly registered or qualified to transact business in and is in good standing as a corporation, limited liability company or partnership, as the case may be, in each foreign jurisdiction, if applicable, set forth opposite its name on Exhibit B to this Agreement;

(ii) the General Partner has all necessary limited liability company power and authority to serve as general partner of the Partnership in all material respects as disclosed in the Registration Statement and the Prospectus;

(iii) CEQP indirectly owns of record a 100% membership interest in the General Partner; such membership interest has been duly authorized and validly issued in accordance with the General Partner LLC Agreement and is fully paid (to the extent required under the General Partner LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-303, 18-607 and 18-804 of the Delaware LLC Act); and CEQP indirectly owns such membership interest free and clear of all Liens (A) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming CEQP or Holdings as debtor is on file in the office of the Secretary of State of the State of Delaware or (B) otherwise known to such counsel, without independent investigation, other than (1) restrictions on transferability contained in the General Partner LLC Agreement or as described in the Registration Statement or the Prospectus and (2) Liens created by or arising under the Delaware LLC Act and (3) Liens created by, arising under or securing the CEQP Credit Agreement;

(iv) the General Partner is the sole general partner of the Partnership and owns of record a non-economic general partner interest in the Partnership; such general partner interest has been duly authorized and validly issued in accordance with the Partnership Agreement and the General Partner owns such general partner interest free and clear of all Liens (A) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the General Partner as debtor is on file in the office of the Secretary of State of the State of Delaware or (B) otherwise known to such counsel, without independent investigation, other than (1) restrictions on transferability contained in the Partnership Agreement or as described in the Registration Statement or the Prospectus and (2) Liens created by or arising under the Delaware LP Act and (3) Liens created by, arising under or securing the CMLP Credit Agreement or CEQP Credit Agreement;

(v) CEQP indirectly owns of record all of the Incentive Distribution Rights; the Incentive Distribution Rights and the limited partner interests represented thereby have been duly authorized and validly issued in accordance with the Partnership Agreement and are fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act); and CEQP

indirectly owns such Incentive Distribution Rights free and clear of all Liens (A) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming CEQP or Holdings as debtor is on file in the office of the Secretary of State of the State of Delaware or (B) otherwise known to such counsel, without independent investigation, other than (1) restrictions on transferability contained in the Partnership Agreement or as described in the Registration Statement or the Prospectus and (2) Liens created by or arising under the Delaware LP Act and (3) Liens created by, arising under or securing the CEQP Credit Agreement;

(vi) the Units and the limited partner interests represented thereby have been duly authorized in accordance with the Partnership Agreement and, when issued and delivered by the Partnership to the Managers against payment of the consideration set forth herein, will be validly issued, fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act);

(vii) the Partnership owns of record, directly or indirectly, 100% of the issued shares of capital stock, membership interests or partnership interests, as applicable, in each of the Partnership Subsidiaries; such shares of capital stock, membership interests or partnership interests have been duly authorized and validly issued in accordance with the Organizational Documents of such entity and are fully paid (to the extent required under such applicable organizational documents) and nonassessable (except (A) in the case of an interest in a Delaware limited partnership, as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act , (B) in the case of an interest in a Delaware limited liability company, as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act and (C) in the case of an interest in a limited liability company formed under the laws of New York, as such nonassessability may be affected by similar provisions of such state’s limited liability company statute); and are owned, directly or indirectly, by the Partnership, free and clear of all Liens (1) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming each respective owner as debtor is on file in the office of the Secretary of State of the State of Delaware, or (2) otherwise known to such counsel, without independent investigation, other than (a) restrictions on transferability contained in the Organizational Documents or as described in the Registration Statement or the Prospectus, (b) Liens created by or arising under the Delaware LLC Act or the New York Limited Liability Company Law and (c) Liens created by, arising under or securing the Credit Agreement;

(viii) Except (i) as described in the Registration Statement and the Prospectus and (ii) for restrictions on the transfer, pledge or other encumbrance of ownership or assets arising under federal, state or local laws applicable to storage and transportation assets, there are no preemptive rights or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of any capital stock, partnership interests or membership interests of any of the CMLP Entities, except rights or restrictions pursuant to the Organizational Documents of any such CMLP Entity or any other agreement or instrument to which any such CMLP Entity is a party or by which any such CMLP Entity may be bound. To such counsel’s knowledge, except as described in the Registration Statement and the Prospectus or in any other agreement or instrument listed as an exhibit to the Registration Statement to which any of the CMLP Entities is a party or by which any of them may be bound, neither the filing of the Registration Statement nor the offering, issuance and sale of the Units as contemplated by this Agreement gives rise to any rights for or relating to the registration of any Common Units or other securities of the Partnership. To such counsel’s knowledge, except for options granted pursuant to employee benefit plans, qualified unit option plans, or other employee compensation plans in effect as of the date of this Agreement, there are no outstanding options or warrants to purchase any capital stock, membership interests or partnership interests of any of the CMLP Entities;

(ix) each of the Partnership Parties has all requisite limited partnership or limited liability company power and authority to execute and deliver this Agreement and to perform its respective obligations hereunder. The Partnership has all requisite limited partnership power and authority to issue, sell and deliver the Units, in accordance with and upon the terms and conditions set forth in this Agreement, the Partnership Agreement, the Registration Statement and the Prospectus. All corporate, partnership or limited liability company action, as the case may be, required to be taken by any of the CMLP Entities or any of their respective unitholders, stockholders, partners or members for the authorization, issuance, sale and delivery of the Units and the consummation of the transactions contemplated by this Agreement has been validly taken;

(x) this Agreement has been duly authorized, executed and delivered by each of the Partnership Parties;

(xi) each of the Organizational Agreements of the Partnership Parties have been duly authorized, executed and delivered by the Partnership Parties that are parties thereto and, assuming due authorization by the other parties thereto, each is a valid and legally binding agreement of the Partnership Parties party thereto, enforceable against such Partnership Parties in accordance with its respective terms; provided that, with respect to each such agreement, the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); and provided, further, that the indemnity, contribution and exoneration provisions contained in any of such agreements may be limited by applicable laws and public policy;

(xii) except as described in the Registration Statement and the Prospectus, none of (A) the offering, issuance and sale by the Partnership of the Units to be sold by it hereunder, (B) the application of the net proceeds therefrom as described under the caption “Use of Proceeds” in the Registration Statement and the Prospectus, (C) the execution, delivery and performance of this Agreement by the Partnership Entities that are party hereto, or (D) the consummation by the Partnership Entities of the transactions contemplated by this Agreement (1) constitutes or will constitute a violation of the Organizational Documents of any of the CMLP Entities, (2) constitutes or will constitute a breach or violation of, or a default (or an event that, with notice or lapse of time or both, would constitute such a default) or Debt Repayment Triggering Event under, any document or agreement filed or incorporated by reference as an exhibit to the Partnership’s annual report on Form 10-K, quarterly reports on Form 10-Q or current reports on Form 8-K, in each case as incorporated by reference in the Registration Statement, (3) results or will result in any violation of (i) the Delaware LP Act, the Delaware LLC Act, the Delaware General Corporation Law (the “DGCL”) or federal law (provided, however, such counsel need not express any opinion in this paragraph (xi) as to federal or state securities or federal or state antifraud laws except as otherwise specifically stated herein), or (ii) any order, judgment, decree or injunction known to such counsel of any Delaware court to which any of the CMLP Entities or any of their assets or properties is subject, or (4) results or will result in the creation or imposition of any Lien upon any property or assets of any of the CMLP Entities (other than Liens created, arising under or securing the Credit Agreement or the CEQP Credit Agreement), which breaches, violations, defaults or Liens, in the case of clauses (2), (3) or (4) would, individually or in the aggregate, have a Material Adverse Effect or materially impair the ability of any of the Partnership Entities to perform their respective obligations under this Agreement;

(xiii) no permit, consent, approval, authorization, order, registration, filing or qualification, of or with, any federal or Delaware court, governmental agency or body having jurisdiction over any of the CMLP Entities or any of their respective properties is required in connection with (A) the offering, issuance and sale by the Partnership of the Units to be sold by it hereunder, (B) the application of the net proceeds therefrom as described under the caption “Use of Proceeds” in the Registration Statement and the Prospectus, (C) the execution, delivery and performance of this Agreement by the CMLP Entities party hereto or thereto or (D) the consummation of the other transactions contemplated by this Agreement, except for (1) such as required under the Securities Act and the applicable rules and regulations of the Commission thereunder, the Exchange Act and the applicable rules and regulations of the Commission thereunder, applicable state securities or “Blue Sky” laws and applicable rules and regulations under such laws, or the rules and regulations of FINRA in connection with the purchase and distribution by the Managers of the Units in the manner contemplated in this Agreement and in the Registration Statement and the Prospectus, as to which such counsel need not express any opinion, (2) such that have been obtained or made and are in full force and effect, and (3) such that, if not obtained, would not, materially affect the ability of any of the CMLP Entities to perform their respective obligations under this Agreement;

(xiv) the statements in the Registration Statement and the Prospectus under the captions “Provisions of Our Partnership Agreement Relating to Cash Distributions,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Description of Credit Facility,” “Description of the Common Units,” “Description of the Class A Preferred Units” and “Our Partnership Agreement,” in each case, insofar as they purport to constitute summaries of matters, agreements, documents or proceedings or summaries of law or legal conclusions, are accurate summaries in all material respects, and the Units conform in all material respects to the descriptions thereof contained in the Registration Statement and the Prospectus;

(xv) such counsel does not know of any agreements, contracts, indentures, leases or other documents or other instruments that are required to be described in the Registration Statement and the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required under the Securities Act;

(xvi) the opinion of Vinson & Elkins L.L.P. that is filed as Exhibit 8.1 to the Registration Statement is confirmed and the Managers may rely upon such opinion as if it were addressed to it;

(xvii) the Registration Statement was declared effective under the Securities Act on May 27, 2014; to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or threatened by the Commission; and any required filing of the Prospectus pursuant to Rule 424(b) under the Securities Act has been made in the manner and within the time period required by such rule;

(xviii) the Registration Statement, at the time it was declared effective, and the Prospectus, when filed with the Commission pursuant to Rule 424(b) under the Securities Act (except for the financial statements and the notes and the schedules thereto and the other financial and accounting data included in the Registration Statement or the Prospectus, as to which such counsel need not express any opinion) appear on their face to comply as to form in all material respects to the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder; and

(xix) none of the CMLP Entities is now, and after the offering, issuance and sale of the Units to be sold by the Partnership hereunder and the application of the net proceeds thereof as described in the Registration Statement and the Prospectus under the caption “Use of Proceeds,” none of the CMLP Entities will be an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

In addition, such counsel shall state that it has participated in conferences with officers and other representatives of the Partnership Parties and the independent registered public accounting firm of the Partnership, your counsel and your representatives, at which the contents of the Registration Statement and the Prospectus and related matters were discussed, and although such counsel has not independently verified, is not passing upon, and is not assuming any responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement and the Prospectus (except to the extent specified in the opinions expressed in subparagraph (xv) above), based on the foregoing, no facts have come to such counsel’s attention that lead it to believe that:

(A) the Registration Statement, as of the most recent effective date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or

(B) the Prospectus, as of its date and as of the date of such opinion, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

it being understood that such counsel need not express any statement or belief with respect to (i) the financial statements and related schedules, including the notes and schedules thereto and the auditor’s report thereon, or any other financial and accounting information contained in or excluded from, the Registration Statement or the Prospectus, and (ii) representations and warranties and other statements of fact contained in the exhibits to the Registration Statement.

In rendering such opinion, such counsel may (A) rely, to the extent such counsel deems proper, in respect of matters of fact upon representations of the Partnership Parties set forth in this Agreement and upon certificates of officers and employees of the Partnership Parties and upon information obtained from public officials, (B) assume that all documents submitted to them as originals are authentic, that all copies submitted to them conform to the originals thereof, and that the signatures on all documents examined by them are genuine, (C) state that their opinion is limited to federal laws, the Delaware LP Act, the Delaware LLC Act, the DGCL and the New York Limited Liability Company Law, (D) with respect to the opinions expressed in subparagraph (i) above as to the good standing, due qualification or registration as a foreign limited partnership, corporation, partnership or limited liability company, as the case may be, state that such opinions are based upon certificates of foreign qualification or registration provided by the Secretary of State of the States listed on Exhibit B to this Agreement (each of which shall be dated as of a date not more than fourteen days prior to the Representation Date and shall be provided to your counsel), (E) state that they express no opinion with respect to (i) any permits to own or operate any real or personal property or (ii) state or local taxes or tax statutes to which any of the limited partners of the Partnership Parties may be subject, and (F) with respect to the opinions expressed in subparagraphs (iii), (iv), (v), (vi) and (viii) above relating to the existence of any Lien for which a financing statement under the Uniform Commercial Code is on file, rely solely upon such counsel’s review of reports, dated as of recent dates, prepared by CT Corporation, purporting to describe all financing statements on file as of the dates thereof in the office of the Secretary of State of the State of Delaware.

The opinion of Vinson & Elkins L.L.P. described in this Section 5(c) shall be rendered to the Managers at the request of the Partnership and shall so state therein.

(d) The Managers shall have received on each Representation Date, and on such other dates as may be reasonably requested by the Managers, an opinion of the Senior Vice President – General Counsel and Secretary of the General Partner, dated such date, to the effect that:

(i) Except (A) as described in the Registration Statement and the Prospectus and (B) for restrictions on the transfer, pledge or other encumbrance of ownership or assets arising under federal, state or local laws applicable to storage and transportation assets, there are no preemptive rights or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of any capital stock, membership interests or partnership interests of any of the CMLP Entities pursuant to any agreement or instrument known to such counsel to which any such CMLP Entity is a party or by which any such CMLP Entity may be bound (other than the Organizational Documents of such entity to which such counsel need not opine). To such counsel’s knowledge, except as described in the Registration Statement and the Prospectus, neither the filing of the Registration Statement or the Prospectus nor the offering, issuance and sale of the Units as contemplated by this Agreement gives rise to any rights for or relating to the registration of any Common Units or other securities of the Partnership. To such counsel’s knowledge, except for options granted pursuant to employee benefit plans, qualified unit option plans, or other employee compensation plans in effect as of the date of this Agreement, there are no outstanding options or warrants to purchase any capital stock, membership interests or partnership interests of any of the CMLP Entities;

(ii) except as described in the Registration Statement and the Prospectus, none of (i) the offering, issuance and sale by the Partnership of the Units to be sold by it hereunder, (ii) the application of the net proceeds therefrom as described under the caption “Use of Proceeds” in the Registration Statement and the Prospectus, (iii) the execution, delivery and performance of this Agreement by the Partnership Entities party hereto or (iv) the consummation by the Partnership Entities of the transactions contemplated by this Agreement (A) constitutes or will constitute a breach or violation of, or a default (or an event which, with notice or lapse of time or both, would constitute such a default) or Debt Repayment Triggering Event under, any agreement, lease or instrument known to me (excluding any Organizational Document, any other document or agreement filed or incorporated by reference as an exhibit to the annual reports on Form 10-K, quarterly reports on Form 10-Q or current reports on Form 8-K incorporated by reference in the Registration Statement or the indentures governing CEQP’s outstanding senior unsecured notes as to which such counsel need not express any opinion) to which any of the CMLP Entities is a party or by which any of them or any of their respective properties may be bound, or (B) will result, to such counsel’s knowledge, in any violation of any federal or Texas judgment, order, decree, injunction, rule or regulation of any court or arbitrator or governmental agency or body having jurisdiction over any of the CMLP Entities or any of their assets or properties (provided, however, such counsel need not express any opinion in this paragraph (ii) with respect to compliance with any state securities or federal or state antifraud law except as otherwise specifically stated herein, and such counsel’s opinion with respect to federal law in this paragraph (ii) may assume that the Managers have complied with the covenant set forth in Section 7 herein), which breaches, violations, or defaults, in the case of clauses (A) or (B), would, individually or in the aggregate, have a Material Adverse Effect or materially impair the ability of any of the Partnership Entities to perform their respective obligations under this Agreement; and

(iii) to such counsel’s knowledge, there are no legal or governmental proceedings or investigations pending or threatened against any of the CMLP Entities or to which any of the CMLP Entities is a party or to which any of their respective properties is subject that is required to be described in the Registration Statement and the Prospectus but are not so described as required under the Securities Act.

In addition, such counsel shall state that he has participated in conferences with officers and other representatives of the Partnership Parties and the independent registered public accounting firm of the Partnership, your counsel and your representatives, at which the contents of the Registration Statement and the Prospectus and related matters were discussed, and although such counsel has not independently verified, is not passing upon, and is not assuming any responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement and the Prospectus, based on the foregoing, no facts have come to such counsel’s attention that cause him to believe that:

(A) the Registration Statement, as of the most recent effective date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or

(B) the Prospectus, as of its date and as of the date of such opinion, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

it being understood that such counsel need not express any statement or belief with respect to (i) the financial statements and related schedules, including the notes and schedules thereto and the auditor’s report thereon, or any other financial and accounting information contained in, the Registration Statement or the Prospectus, and (ii) representations and warranties contained in the exhibits to the Registration Statement.

In rendering such opinion, such counsel may (A) rely, to the extent such counsel deems proper, in respect of matters of fact upon representations of the Partnership Parties set forth in this Agreement and upon certificates of officers and employees of the Partnership Parties and upon information obtained from public officials, (B) assume that all documents submitted to him as originals are authentic, that all copies submitted to him conform to the originals thereof, and that the signatures on all documents examined by him are genuine, (C) state that his opinion is limited to federal laws and the laws of the State of Texas, and (D) state that he expresses no opinion with respect to state or local taxes or tax statutes to which any of the limited partners of the Partnership or any of the CMLP Entities may be subject.

(e) The Managers shall have received on each date specified in Section 6(q), and on such other dates as may be reasonably requested by the Managers, an opinion of Baker Botts L.L.P., counsel for the Managers, dated such date, in form and substance reasonably satisfactory to the Managers; and the Partnership Parties shall have furnished such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

(f) The Managers shall have received, pursuant to Section 6(r), a letter in form and substance satisfactory to the Managers, from Ernst & Young LLP, independent public accountants for the Partnership and the Legacy NRGM Parties, (A) confirming that they are an independent registered public accounting firm within the meaning of the Securities Act, the Exchange Act and the Public Company Accounting Oversight Board, (B) stating, as of such date, the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings (the first such letter, the “Initial Comfort Letter”) and (C) updating the Initial Comfort Letter with any information that would have been included in the Initial Comfort Letter had it been given on such date and modified as necessary to relate to the Registration Statement, the Prospectus Supplement or the Prospectus, as amended and supplemented to the date of such letter.

(g) The Managers shall have received, pursuant to Section 6(r), a letter in form and substance satisfactory to the Managers, from Deloitte & Touche LLP, independent public accountants for Legacy CMLP, (A) confirming that they are an independent registered public accounting firm within the meaning of the Securities Act, the Exchange Act and the Public Company Accounting Oversight Board, (B) stating, as of such date, the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings and (C) updating the Initial Comfort Letter with any information that would have been included in the Initial Comfort Letter had it been given on such date and modified as necessary to relate to the Registration Statement, the Prospectus Supplement or the Prospectus, as amended and supplemented to the date of such letter.

(h) The Managers shall have received, pursuant to Section 6(r), a letter in form and substance satisfactory to the Managers, from Grant Thornton LLP, independent public accountants for Arrow, (A) confirming that they are an independent registered public accounting firm within the meaning of the Securities Act, the Exchange Act and the Public Company Accounting Oversight Board, (B) stating, as of such date, the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings and (C) updating the Initial Comfort Letter with any information that would have been included in the Initial Comfort Letter had it been given on such date and modified as necessary to relate to the Registration Statement, the Prospectus Supplement or the Prospectus, as amended and supplemented to the date of such letter; provided, however, that Grant Thornton LLP shall not be required to provide the letter referred to in this Section 6(h) subsequent to such times as they are no longer consenting to the inclusion of their reports with respect to the financial statements of Arrow in the Partnership’s filings pursuant to the Exchange Act or the Securities Act.

(i) All filings with the Commission required by Rule 424 under the Act to have been filed by each Time of Sale or related Settlement Date shall have been made within the applicable time period prescribed for such filing by Rule 424 (without reliance on Rule 424(b)(8)).

(j) The Units shall have been approved for listing on the Exchange, subject only to a notice of issuance at or prior to the applicable Settlement Date.

(k) The Common Units shall be an “actively-traded security” excepted from the requirements of Rule 101 of Regulation M under the Exchange Act by subsection (c)(1) of such rule.

6. Covenants of the Partnership Parties. The Partnership Parties covenant with each Manager as follows:

(a) To furnish to the Managers copies of the Registration Statement (excluding exhibits) and copies of the Prospectus (or the Prospectus as amended or supplemented) in such quantities as the Managers may from time to time reasonably request. In case a Manager is required to deliver, under the Securities Act (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule), a prospectus relating to the Units after the nine-month period referred to in Section 10(a)(3) of the Securities Act, or after the time a post-effective amendment to the Registration Statement is required pursuant to Item 512(a) of Regulation S-K under the Securities Act, upon the request of such Manager, and at its own expense, the Partnership shall prepare and deliver to such Manager as many copies as such Manager may request of an amended Registration Statement or amended or supplemented prospectus complying with Item 512(a) of Regulation S-K or Section 10(a)(3) of the Securities Act, as the case may be.

(b) Before amending or supplementing the Registration Statement or the Prospectus, to furnish to the Managers a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which the Managers reasonably object (other than any prospectus supplement relating to the offering of securities other than the Common Units).

(c) Not to take any action that would result in a Manager or the Partnership being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus.

(d) To file, subject to Section 6(b) above, promptly all reports and any definitive proxy or information statements required to be filed by the Partnership with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus Supplement and for the duration of the Delivery Period.

(e) For the duration of the Delivery Period, to include in its quarterly reports on Form 10-Q, and in its annual reports on Form 10-K, a summary detailing, for the relevant reporting period, (i) the number of Units sold through the Managers pursuant to this Agreement, (ii) the net proceeds received by the

Partnership from such sales and (iii) the compensation paid by the Partnership to the Managers with respect to such sales (or alternatively, to prepare a prospectus supplement (each, an “Interim Prospectus Supplement”) with such summary information and, at least once a quarter and subject to Section 6(b) above, file such Interim Prospectus Supplement pursuant to Rule 424(b) under the Securities Act (and within the time periods required by Rule 424(b) and Rules 430A, 430B or 430C under the Securities Act)).

(f) To provide copies of the Prospectus and such Prospectus Supplement (to the extent not previously delivered or filed on the Commission’s Electronic Data Gathering, Analysis and Retrieval system or any successor system thereto) to each Manager via electronic mail in “.pdf” format on such filing date to an electronic mail account designated by such Manager and, at such Manager’s request, to also furnish copies of the Prospectus and such Prospectus Supplement to the Exchange and each other exchange or market on which sales of the Units were effected, in each case, as may be required by the rules or regulations of the Exchange or such other exchange or market.

(g) During the Delivery Period to advise each Manager, promptly after it receives notice thereof, of the issuance of any stop order by the Commission, of the suspension of the qualification of the Units for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement, the Prospectus Supplement or the Prospectus or for additional information; and, in the event of the issuance of any such stop order or of any order preventing or suspending the use of any prospectus relating to the Units or suspending any such qualification, to promptly use its best efforts to obtain its withdrawal.

(h) If, after the date hereof and during the Delivery Period, either (i) any event shall occur or condition exist as a result of which the Prospectus would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (ii) for any other reason it shall be necessary during such same period to amend or supplement the Prospectus or to file any document in order to comply with the Securities Act or the Exchange Act, to promptly advise the Managers by telephone (with confirmation in writing or electronic mail) and to promptly prepare and file, subject to Section 6(b) above, with the Commission an amendment or supplement to the Registration Statement or the Prospectus which will correct such statement or omission or effect such compliance and to furnish to the Managers as many copies as the Managers may reasonably request of such amendment or supplement.

(i) To endeavor to qualify the Units for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Managers shall reasonably request and to continue such qualifications in effect so long as necessary under such laws for the distribution of the Units.

(j) To make generally available to the Partnership’s security holders and to the Managers as soon as practicable an earnings statement covering a period of at least 12 months beginning with the first fiscal quarter of the Partnership occurring after the date of this Agreement which shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

(k) To pay or cause to be paid all expenses incident to the performance of their obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Partnership’s counsel and the Partnership’s accountants in connection with the registration and delivery of the Units under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any Prospectus Supplement, the Prospectus, any free writing prospectus prepared by or on behalf of, used by, or referred to by any of the Partnership Parties and amendments and supplements to any of the foregoing, including the filing fees payable to the Commission relating to the Units (within the time required by Rule 456(b)(1), if applicable), all printing costs associated therewith, and the mailing and delivering of copies thereof to the Managers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Units to the Manager, including any transfer or other taxes payable thereon, (iii) the cost of printing or producing any Blue Sky or Legal Investment memorandum in connection with the offer and sale of the Units under state securities laws and all expenses in connection with the qualification of the Units for offer and sale under state securities laws as provided in Section 6(i) above, including filing fees and the reasonable fees and disbursements of external counsel for the Managers in connection with such qualification and in connection with the Blue Sky or Legal Investment memorandum, (iv) all reasonable fees and disbursements of external counsel to the Managers incurred in connection with the offering contemplated by this Agreement, including in connection with any review and qualification by the FINRA, and including all filing fees (v) all costs and expenses incident to listing the Units on the Exchange, (vi) the costs and charges of any transfer agent, registrar or depositary, (vii) the costs and expenses of the Partnership Parties relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Units, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Partnership, travel and lodging expenses of the representatives (which, for the avoidance of doubt, shall not include the Managers) and officers of the Partnership Parties and any such consultants, and 50% of the cost of any aircraft chartered in connection with any road show with the prior approval of the Partnership Parties (viii) the document production charges and expenses associated with printing this Agreement and (ix) all other costs and expenses incident to the performance of the obligations of the

Partnership Parties hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section 6 and Section 8, each Manager will pay all of its costs and expenses, including any advertising expenses connected with any offers such Manager may make.

(l) If the third anniversary of the initial effective date of the Registration Statement occurs before all the Units have been sold, prior to such third anniversary, to file, subject to Section 6(b), a new shelf registration statement and to take any other action necessary to permit the public offering of the Units to continue without interruption (references herein to the Registration Statement shall include the new registration statement declared effective by the Commission).

(m) To use its commercially reasonable efforts to cause the Units to be listed for trading on the Exchange and to maintain such listing.

(n) Upon commencement of the offering of the Units under this Agreement (and upon the recommencement of the offering of the Units under this Agreement following the termination of a suspension of sales hereunder), and each time that (i) the Registration Statement or the Prospectus is amended or supplemented (other than a prospectus supplement relating solely to the offering of securities other than the Units), (ii) there is filed with the Commission any document incorporated by reference into the Prospectus (other than a Current Report on Form 8-K, unless the Managers shall otherwise reasonably request) or (iii) on such other dates as may be reasonably requested by the Managers (such commencement date (and any such recommencement date, if applicable) and each such date referred to in (i) and (ii) above, a “Representation Date”), to furnish or cause to be furnished to the Managers forthwith a certificate dated and delivered as of such date, in form reasonably satisfactory to the Managers, to the effect that the statements contained in the certificate referred to in Section 5(b) of this Agreement are true and correct at the time of such commencement, recommencement, amendment, supplement or filing, as the case may be, as though made at and as of such time modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such certificate.

(o) On each Representation Date, the Partnership shall cause to be furnished to the Managers, dated as of such date, in form and substance satisfactory to the Managers, the written opinion of Vinson & Elkins L.L.P., outside counsel for the Partnership, as described in Section 5(c), modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such opinion.

(p) On each Representation Date, the Partnership shall cause to be furnished to the Managers, dated as of such date, in form and substance satisfactory to the Managers, the written opinion of the Senior Vice President – General Counsel and Secretary of the General Partner, as described in Section 5(d), modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such opinion.

(q) On each Representation Date, Baker Botts L.L.P., counsel to the Managers, shall furnish to the Managers a written opinion, dated as of such date in form and substance reasonably satisfactory to the Managers.

With respect to Sections 6(o), 6(p) and 6(q) above, in lieu of delivering such an opinion for dates subsequent to the commencement of the offering of the Units under this Agreement such counsel may furnish the Managers with a letter (a “Reliance Letter”) to the effect that the Managers may rely on a prior opinion delivered under Section 6(o), Section 6(p) or Section 6(q), as the case may be, to the same extent as if it were dated the date of such letter (except that statements in such prior opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented as of such subsequent date).

(r) Upon commencement of the offering of the Units under this Agreement (and upon the recommencement of the offering of the Units under this Agreement following the termination of a suspension of sales hereunder) and each time that (i) the Registration Statement or the Prospectus is amended or supplemented to include additional financial information, (ii) the Partnership files an annual report on Form 10-K or quarterly report on Form 10-Q, (iii) there is filed with the Commission any document (other than an annual report on Form 10-K or quarterly report on Form 10-Q) incorporated by reference into the Prospectus which contains additional or amended financial information or (iv) on such other dates as may be reasonably requested by the Managers, Ernst & Young LLP, Deloitte & Touche LLP and Grant Thornton LLP, independent public accountants, shall use commercially reasonable efforts to deliver to the Managers the comfort letters described in Sections 5(f)-5(h) within three Trading Days.

(s) To comply with the Due Diligence Protocol attached hereto on Schedule II and any other due diligence review or call reasonably requested by the Managers.

(t) To reserve and keep available at all times, free of preemptive rights, Units for the purpose of enabling the Partnership to satisfy its obligations hereunder.

(u) That it consents to each Manager trading in the Common Units for such Manager’s own account and for the account of its clients at the same time as sales of the Units occur pursuant to this Agreement.

(v) That each acceptance by the Partnership of an offer to purchase the Units hereunder shall be deemed to be an affirmation to the Managers that the representations and warranties of the Partnership Parties contained in or made pursuant to this Agreement are true and correct as of the date of such acceptance as though made at and as of such date, and an undertaking that such representations and warranties will be true and correct as of the Time of Sale and the Settlement Date for the Units relating to such acceptance as though made at and as of each of such dates (except that such representations and warranties shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented relating to such Units).

(w) Prior to instructing a Manager pursuant to Section 2 hereof to make sales on any given day (or as otherwise agreed between the Partnership and such Manager), the General Partner’s board of directors (the “Board”), a duly authorized subcommittee of the board or a duly authorized representative of the Board shall have approved the minimum price and maximum number of Units to be sold on such day. The instructions provided to such Manager by the Partnership, pursuant to Section 2, on such day shall reflect the terms of such authorization.

(x) Not to sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to sell or otherwise dispose of or agree to dispose of, directly or indirectly, any Common Units or securities convertible into or exchangeable or exercisable for the Common Units or warrants or other rights to purchase the Common Units or any other securities of the Partnership that are substantially similar to the Common Units or permit the registration under the Securities Act of any Common Units, except for (i) the registration of the Units and the sales through the Managers pursuant to this Agreement and (ii) the issuance by the Partnership of equity awards (or the delivery of Common Units upon vesting or settlement of such equity awards) pursuant to employee benefit plans described in the Registration Statement and the Prospectus, without giving the Managers at least three business days’ prior written notice specifying the nature of the proposed sale and the date of such proposed sale. In the event that notice of a proposed sale is provided by the Partnership pursuant to this Section 6(w), such Manager may (and shall if requested by the Partnership) suspend activity under this program for such period of time as may be requested by the Partnership or as may be deemed appropriate by such Manager.

7. Covenants of the Managers. Each Manager covenants with the Partnership Parties not to take any action that would result in the Partnership being required to file with the Commission under Rule 433(d) a free writing prospectus prepared by or on behalf of such Manager that otherwise would not be required to be filed by the Partnership thereunder, but for the action of such Manager.

8. Indemnity and Contribution. (a) The Partnership Parties, jointly and severally, agree to indemnify and hold harmless each Manager, its directors, managers, officers, employees and agents, each person, if any, who controls any Manager within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and each affiliate of any Manager within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any documented legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Prospectus, the Prospectus Supplement (including any Interim Prospectus Supplement), any road show as defined in Rule 433(h) under the Securities Act, or any amendment or supplement thereto, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (except in the case of the Registration Statement, in the light of the circumstances under which they were made) not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Manager furnished to the Partnership in writing by such Manager expressly for use therein, which information consists solely of the Agent Information.

(b) Each Manager agrees, severally and not jointly, to indemnify and hold harmless the Partnership Parties and the directors of the General Partner and each person, if any, who controls a Partnership Party within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Partnership Parties to such Manager, but only with reference to information relating to such Manager furnished to the Partnership in writing by such Manager expressly for use in the Registration Statement, the Prospectus, the Prospectus Supplement (including any Interim Prospectus Supplement), any road show, or any amendment or supplement thereto, which information consists solely of the Agent Information.

(c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 8(a) or 8(b), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. A failure to promptly notify the person against whom such indemnity may be sought shall not relieve the indemnifying party of its obligations under this Section 8 or otherwise unless such party shall be materially prejudiced by such failure to provide prompt notice. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them, (iii) such counsel has a conflict of interest or (iv) such counsel is not retained in a timely manner. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such documented fees and expenses reasonably incurred shall be reimbursed as they are incurred. Such firm shall be designated in writing by the Managers, in the case of parties indemnified pursuant to Section 8(a), and by the Partnership Parties, in the case of parties indemnified pursuant to Section 8(b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for documented fees and expenses of counsel reasonably incurred as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding and does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d) To the extent the indemnification provided for in Section 8(a) or 8(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Partnership Parties on the one hand and the Managers on the other hand from the offering of the Units or (ii) if the allocation provided by Section 8(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in Section 8(d)(i) above but also the relative fault of the Partnership Parties on the one hand and of the Managers on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Partnership Parties on the one hand and the Managers on the other hand in connection with the offering of the Units shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Units (before deducting expenses) received by the Partnership and the total commissions received by the Managers, bear to the aggregate purchase price of the Units. The relative fault of the Partnership Parties on the one hand and the Managers on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Partnership Parties or by the Managers and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Managers’ respective obligations to contribute pursuant to this Section 8 are several in proportion to the respective number of Units they have purchased hereunder, and not joint.

(e) The Partnership Parties and the Managers agree that it would not be just or equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Managers were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 8(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 8(d) shall be deemed to include, subject to the limitations set forth above, any documented legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8, no Manager shall be required to contribute any amount in excess of the amount by which the total commission received by such Manager exceeds the amount of any damages that such Manager has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(f) The indemnity and contribution provisions contained in this Section 8 and the representations, warranties, agreements and other statements of the Partnership Parties contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Manager, its directors, managers, officers, employees, agents, any person controlling any Manager or any affiliate of any Manager who has, or who is alleged to have, participated in the distribution of the Units as a sales agent or by or on behalf of any of the Partnership Parties, the officers or directors of the General Partner or CEQP GP or any person controlling a Partnership Party and (iii) acceptance of and payment for any of the Units.

9. Effectiveness. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

10. Termination. (a) The Partnership shall have the right, by giving written notice as hereinafter specified, to terminate this Agreement in its sole discretion at any time. Any such termination shall be without liability of any party to any other party, except that (i) with respect to any pending sale through the Managers for the Partnership, the obligations of the Partnership, including, but not limited to, its obligations under Section 4 above, shall remain in full force and effect notwithstanding such termination; and (ii) the provisions of Section 1 and Section 8 of this Agreement shall remain in full force and effect notwithstanding such termination.

(b) Each Manager shall have the right, by giving written notice as hereinafter specified, to terminate its obligations under this Agreement in its sole discretion at any time. Any such termination shall be without liability of any party to any other party except that (i) with respect to any pending sale through such Manager for the Partnership, the obligations of the Partnership, including, but not limited to, its obligations under Section 4 above, shall remain in full force and effect notwithstanding such termination; and (ii) the provisions of Section 1 and Section 8 of this Agreement shall remain in full force and effect notwithstanding such termination.

(c) This Agreement shall remain in full force and effect until and unless terminated pursuant to Section 10(a) or (b) above or otherwise by mutual agreement of the parties; provided that any such termination by mutual agreement pursuant to this clause (c) shall in all cases be deemed to provide that Section 1 and Section 8 of this Agreement shall remain in full force and effect.

(d) Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided that such termination shall not be effective until the close of business on the date of receipt of such notice by the Managers or the Partnership, as the case may be. If such termination shall occur prior to the Settlement Date for any sale of Units, such sale shall settle in accordance with the provisions of Section 4.

11. Entire Agreement. (a) This Agreement represents the entire agreement between the Partnership Parties and each Manager with respect to the preparation of any Registration Statement, Prospectus Supplement or the Prospectus, the conduct of the offering and the sale and distribution of the Units.

(b) Notwithstanding any preexisting relationship, advisory or otherwise, between the parties or any oral representations or assurances previously or subsequently made by the Managers, each of the Partnership Parties acknowledges and agrees that in connection with the offering of the Units: (i) the relationship between the Partnership Parties, on the one hand, and the Managers, on the other, is entirely and solely commercial, and the Managers have acted and will act at arm’s length, is not and will not be an agent of, and owes no fiduciary duties to, any of the Partnership Parties or any other person, (ii) no Manager is acting as advisor, expert or otherwise, to any of the CMLP Entities in connection with the offering, sale and distribution of the Units or any other services the Managers may be deemed to be providing hereunder, including, without limitation, with respect to the public offering price of the Units, (iii) the Managers owes the Partnership Parties only those duties and obligations set forth in this Agreement and prior written agreements (to the extent not superseded by this Agreement), if any, and (iv) the Managers may have interests that differ from those of the Partnership Parties and the Managers have no obligation to disclose, or account to the Partnership Parties for, any of such additional interests. The Partnership Parties waive to the full extent permitted by applicable law any claims they may have against the Managers arising from an alleged breach of fiduciary duty in connection with the sale and distribution of the Units.

12. Research Independence. The Partnership Parties acknowledge that the Managers’ research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that such Managers’ research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Partnership and/or the offering that differ from the views of their respective investment banking divisions. The Partnership Parties hereby waive and release, to the fullest extent permitted by law, any claims that the Partnership Parties may have against the Managers with respect to any conflict of interest that may arise from the fact that the views expressed by their independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Partnership Parties by the Managers’ investment banking divisions. The Partnership Parties acknowledge that each Manager is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the companies which may be the subject of the transactions contemplated by this Agreement.

13. Parties. This Agreement shall inure to the benefit of and be binding upon the Managers, the Partnership Parties and, to the extent provided in Section 8, the officers and directors of the General Partner and each person who controls a Partnership Party or the Managers and their respective heirs, executors, administrators, successors and assigns. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, corporation or other entity any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained; this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of the parties hereto and their respective successors and assigns and said controlling persons and said officers and directors, and for the benefit of no other person, corporation or other entity. No purchaser of any of the Units from the Manager shall be construed a successor or assign by reason merely of such purchase.

14. Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

15. Pronouns. Whenever a pronoun of any gender or number is used herein, it shall, where appropriate, be deemed to include any other gender and number.

16. Applicable Law. This Agreement, and any claim, controversy or dispute relating to or arising out of this Agreement, shall be governed by and construed in accordance with the internal laws of the State of New York.

17. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of, or to affect the meaning or interpretation of, this Agreement.

18. Notices. All communications hereunder shall be in writing and effective only upon receipt and if to the Manager shall be delivered, mailed or sent to Morgan Stanley & Co. LLC, 1585 Broadway, New York, NY 10036, Attention: Equity Syndicate Desk, with a copy, in the case of any notice pursuant to Section 10 hereof, to the Legal Department, Morgan Stanley & Co. LLC, 1585 Broadway, New York, New York 10036; Citigroup Global Markets Inc., General Counsel, facsimile number (212) 816-7912 and confirmed to it at General Counsel, Citigroup Global Markets Inc., 388 Greenwich Street, New York, NY 10013, Attention: General Counsel; J.P. Morgan Securities LLC, 383 Madison Avenue, 7th Floor, New York, NY 10179, facsimile number (646) 441-4870, Attention Adam Rosenbluth and Brett Chalmers; Merrill Lynch, Pierce, Fenner & Smith Incorporated, One Bryant Park, New York, NY 10036, Attention: Thomas Opladen; RBC Capital Markets, LLC, Three World Financial Center, 200 Vesey Street, 8th Floor, New York, NY 10281, Attention: Equity Syndicate; SunTrust Robinson Humphrey, Inc., 3333 Peachtree Road, 8th Floor, Atlanta, GA 30326, facsimile number (404) 926-5872, Attention: Geoff Fennel and Valerie Williams; and Wells Fargo Securities, LLC, 375 Park Avenue, New York NY 10152, facsimile number (212) 214-5918, Attention: Equity Syndicate Department; and if to the Partnership Parties shall be delivered, mailed or faxed to: Crestwood Midstream Partners LP, 700 Louisiana Street, Suite 2550, Houston, Texas 77002 facsimile number (832) 519-2251, with a copy to Michael J. Campbell, Senior Vice President and Chief Financial Officer, Two Brush Creek Boulevard, Suite 200, Kansas City, Missouri 64112, facsimile number (816) 531-4680.

[Signature page follows]

Very truly yours,

CRESTWOOD MIDSTREAM PARTNERS LP

By: Crestwood Midstream GP LLC (its General Partner)

By:	/s/ Michael J. Campbell
Michael J. Campbell
Senior Vice President and Chief Financial Officer

CRESTWOOD MIDSTREAM GP LLC

By:	/s/ Michael J. Campbell
Michael J. Campbell
Senior Vice President and Chief Financial Officer

Accepted as of the date first written above.

By: Morgan Stanley & Co. LLC

By:	/s/ John Sartorius
Name:	John Sartorius
Title:	Vice President

By: Citigroup Global Markets Inc.

By:	/s/ Brad Epstein
Name:	Brad Epstein
Title:	Vice President

By: J.P. Morgan Securities LLC

By:	/s/ Sanjeet Dewal
Name:	Sanjeet Dewal
Title:	Executive Director

By: Merrill Lynch, Pierce, Fenner & Smith Incorporated

By:	/s/ Michael Cannon
Name:	Michael Cannon
Title:	Managing Director

By: RBC Capital Markets, LLC

By:	/s/ Michael Davis
Name:	Michael Davis
Title:	Managing Director

By: SunTrust Robinson Humphrey, Inc.

By:	/s/ Justin Adams
Name:	Justin Adams
Title:	Managing Director

By: Wells Fargo Securities, LLC

By:	/s/ Gregory M. Ogborn
Name:	Gregory M. Ogborn
Title:	Vice President

SCHEDULE I

Permitted Free Writing Prospectuses

None.

I-1

SCHEDULE II

Due Diligence Protocol

Set forth below are guidelines for use by the Partnership and the Managers in connection with the Managers’ continuous due diligence efforts in connection with the sale and distribution of the Units pursuant to the Agreement. For the avoidance of doubt, the Partnership has agreed that no sales under the Agreement will be requested or made at any time the Partnership is, or could be deemed to be, in possession of material non-public information with respect to the Partnership.

1.	On or immediately prior to each Representation Date, in addition to the documents provided pursuant to Sections 6(n)—(r) of the Agreement, the Managers expect to conduct a due diligence call with the appropriate business, financial and legal representatives of the Partnership.

2.	On the date of or promptly after the Partnership’s management report becomes available for a given month (but no later than the last business day of the immediately succeeding month), the Managers expect to conduct a due diligence call with the appropriate business, financial, accounting and legal representatives of the Partnership and that the Partnership shall provide the certificate referred to in Section 5(b) of the Agreement.

3.	In the event that the Partnership requests a Manager to sell on any one Trading Day an amount of Units that would be equal to or greater than 15% of the average daily trading volume (calculated based on the most recent three completed Trading Days) of the Partnership’s common units, such Manager expects to conduct a due diligence call with the appropriate business, financial, accounting and legal representatives of the Partnership and that the Partnership shall provide the certificate referred to in Section 5(b) of the Agreement.

The foregoing is an expression of current intent only, and shall not in any manner limit the Managers’ rights under the Agreement, including the Managers’ right to require such additional due diligence procedures as the Managers may reasonably request pursuant to the Agreement.

II-1

Exhibit A

[Letterhead]

                    , 20

[            ]

[                ]

Attention:

VIA ELECTRONIC MAIL

TRANSACTION CONFIRMATION

Dear                     :

This Confirmation sets forth the terms of the agreement of [    ] (the “Manager”) with Crestwood Midstream Partners LP (the “Partnership”) relating to the sale of common units representing limited partner interests of the Partnership having an aggregate gross sales price of up to $300,000,000 pursuant to the Equity Distribution Agreement between the Partnership and Morgan Stanley & Co. LLC, Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, RBC Capital Markets, LLC, SunTrust Robinson Humphrey, Inc. and Wells Fargo Securities, LLC, dated             , 2014 (the “Agreement”). Unless otherwise defined below, capitalized terms defined in the Agreement shall have the same meanings when used herein.

By countersigning or otherwise indicating in writing the Partnership’s acceptance of this Confirmation (an “Acceptance”), the Partnership shall have agreed with the Manager to engage in the following transaction:

[Number of Units to be sold][Aggregate Gross Price of Units to be sold]:

Minimum price at which Units may be sold:

Date(s) on which Units may be sold:

Compensation to Manager (if different than the Agreement):

The transaction set forth in this Confirmation will not be binding on the Partnership or the Manager unless and until the Partnership delivers its Acceptance; provided, however, that neither the Partnership nor the Manager will be bound by the terms of this Confirmation unless the Partnership delivers its Acceptance by          a.m./p.m. (New York time) on [the date hereof             , 20    ].

A-1

The transaction, if it becomes binding on the parties, shall be subject to all of the representations, warranties, covenants and other terms and conditions of the Agreement, except to the extent amended or modified hereby, all of which are expressly incorporated herein by reference. Each of the representations and warranties set forth in the Agreement shall be deemed to have been made at and as of every Time of Sale, every Settlement Date and every Representation Date.

If the foregoing conforms to your understanding of our agreement, please so indicate your Acceptance by signing below.

Very truly yours, [ ]

By:
Name:
Title:

ACCEPTED as of the date first above written CRESTWOOD MIDSTREAM PARTNERS LP

By:
Name:
Title:

A-2

Exhibit B

Good Standing and Foreign Qualification

Crestwood Midstream Partners LP

Delaware

Missouri

New York

Texas

Crestwood Midstream GP LLC

Delaware

Missouri

Arlington Storage Company, LLC

Delaware

Massachusetts

New York

Arrow Field Services, LLC

Delaware

North Dakota

Arrow Midstream Holdings, LLC

Delaware

North Dakota

Oklahoma

Arrow Pipeline, LLC

Delaware

North Dakota

Oklahoma

Arrow Water, LLC

Delaware

North Dakota

Crestwood Crude Services LLC

Delaware

Colorado

Montana

Utah

Wyoming

Crestwood Midstream Operations LLC

Delaware

Crestwood Storage Inc.

Delaware

US Salt, LLC

Delaware

Missouri

New York

Pennsylvania

Crestwood Pipeline East LLC

Delaware

New York

Crestwood Crude Logistics LLC

Delaware

Indiana

North Dakota

Texas

Crestwood Dakota Pipelines LLC

Delaware

North Dakota

Crestwood Crude Terminals LLC

Delaware

North Dakota

Sabine Treating, LLC

Texas

Louisiana

Crestwood Ohio Midstream Pipeline LLC

Delaware

Ohio

Crestwood Pipeline LLC

Texas

Crestwood Panhandle Pipeline LLC

Texas

B-1

Central New York Oil And Gas Company, L.L.C.

New York

Missouri

Pennsylvania

Finger Lakes LPG Storage, LLC

Delaware

New York

Pennsylvania

Crestwood Gas Marketing LLC

Delaware

Crestwood Sabine Pipeline LLC

Texas

Louisiana

Crestwood Arkansas Pipeline LLC

Texas

Arkansas

Crestwood Appalachia Pipeline LLC

Texas

West Virginia

Crestwood Marcellus Pipeline LLC

Delaware

West Virginia

Crestwood Marcellus Midstream LLC

Delaware

West Virginia

Cowtown Gas Processing Partners L.P.

Texas

Cowtown Pipeline Partners L.P.

Texas

E. Marcellus Asset Company, LLC

Delaware

West Virginia

Crestwood New Mexico Pipeline LLC

Texas

New Mexico

Crestwood Gas Services Operating LLC

Delaware

Texas

Crestwood Gas Services Operating GP LLC

Delaware

Texas

Crestwood Crude Transportation LLC

Delaware

Indiana

Minnesota

Wyoming

B-2